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                                                                   EXHIBIT 10.23

January 9, 2003

Francis X. McCarthy, Jr.
[ADDRESS]

Re: Employment Agreement dated April 17, 2000 between Francis X. McCarthy, Jr. and Trump Hotels & Casino Resorts, Inc., Trump Hotels & Casino Resorts Holdings, L.P. and Trump Atlantic City Associates (collectively "Trump") (the "Agreement")

Dear Mr. McCarthy:

This letter will confirm that the Agreement is hereby amended as set forth below:

1.   the Expiration Date is extended to December 31, 2006;

2.   paragraph 2 is amended to reflect the annual base salary of $400,000; and

3. paragraph 3 is amended to state that commencing January 1, 2004 the annual salary shall be increased at a rate not less than 5% per annum.

Except to the extent modified herein, you and Trump hereby ratify the Agreement and agree that all other terms, conditions and obligations contained therein remain in full force and effect as stated in the Agreement.

                                        Very truly yours,

                                          /s/ Mark A. Brown
                                        ------------------------
                                             MARK A. BROWN
                                         Chief Operating Officer

Agreed and Consented to:

 /s/ Francis X. Mccarthy
-----------------------------
   Francis X. McCarthy, Jr.

1/13/03
Date